UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 4, 2013	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of Material Definitive Agreement

On October 4, 2013, Infrastructure Materials Corp. (the “Company”) announced that its wholly owned subsidiary, Silver Reserve Corp. (“SRC”), elected to terminate a Sale and Purchase Agreement dated March 5, 2013 (the “Sale Agreement”) between SRC and International Millennium Mining Inc (“IMMI”) with respect to the mineral claims group located in Esmeralda County, Nevada known as the “NL Project.” The termination is effective immediately. SRC exercised its termination option after IMMI failed to close the transaction as contemplated in the Sale Agreement. An Option and Joint Venture Agreement, governing the NL Project, between SRC and IMMI dated February 25, 2011 (the “Nivloc Agreement”) remains in effect.

A summary of the terms of the Nivloc Agreement was reported on Form 8-K and filed with the Securities and Exchange Commission on March 1, 2011, and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

99.1	Press Release dated October 4, 2013 entitled “Infrastructure Materials Corp. Announces Termination of Sale and Purchase Agreement Covering NL Project”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

October 4, 2013		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary